Exhibit 99.1

FOR IMMEDIATE RELEASE

Procera Networks Announces Preliminary First Quarter 2012 Financial Results

Fremont, Calif., April 9, 2012 – Procera Networks, Inc. (NASDAQ: PKT), the Intelligent Policy Enforcement (“IPE”) Company, today announced preliminary financial results for its first quarter ended March 31, 2012.

Based on preliminary financial data, the Company expects that first quarter 2012 financial results will reflect:

•	Revenue in the range of $11.8 million to $12.2 million for the quarter, representing a year-over-year increase in the range of 71% to 77%

•	Bookings of approximately $14.6 million for the quarter

•	Gross margin that is greater than 65% for the quarter, as compared with 61% in the first quarter last year

•	Operating expenses that include approximately $500,000 of non-recurring business development expenses

"We are pleased with the outcome for our first quarter of 2012 and the strength of our business model.  We continue to gain traction in the fast growing IPE market as evidenced by our strong first quarter results,” said James Brear, president and CEO of Procera Networks.  “With our industry leading solutions and customized analytics that enable broadband service providers to effectively operate and monetize their networks, we believe 2012 will be the year that Procera establishes itself as the leader in Intelligent Policy Enforcement.”

The financial results and operating information included in this press release are preliminary and subject to modification and change.  Procera is early in the process of finalizing its financial results for the first quarter ended March 31, 2012 and the Company plans to report its final financial results in May 2012.

About Procera Networks Inc.
Procera Networks Inc. (NASDAQ: PKT) delivers Intelligent Policy Enforcement (IPE) solutions designed for carriers, service providers and high-end enterprises to enable proactive quality management; innovative service creation and delivery; detailed business analytics on network utilization and bandwidth consumption; and mitigate security threats.  Procera's PacketLogic solutions deliver superior performance, scalability, and functionality to allow personalized services for millions of subscribers as part of the 3GPP Policy and Charging Control architecture. For more information, please visit www.proceranetworks.com.

Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com

Safe Harbor Statement
This press release contains forward-looking statements, including statements relating to expected results for the first quarter of 2012, our ability to become a leader in the markets in which we compete, our ability to win new business and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2011. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

Press Contact
Fran Lowe, Engage PR, 510-748-8200 x225, flowe@engagepr.com

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Procera Networks Inc. • 4121 Clipper Court, Fremont, CA 94538
Tel: (510) 230-2777 • Fax: (510) 656-1355 • www.proceranetworks.com